As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-168188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
ON
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Altair Nanotechnologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	2890	33-1084375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Karen Werner
Interim Chief Financial Officer
Altair Nanotechnologies Inc.
204 Edison Way
Reno, Nevada 89502
(775) 856-2500
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices and agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Tel No.: (212) 407-4000
Fax No.: (212) 407-4990

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is an amendment to the Registration Statement on Form S-3 (Reg. No. 333-168188) (the “Registration Statement”) of Altair Nanotechnologies Inc. (the “Company”). Effective as of November 17, 2016, the SEC entered an Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Revocation Order”). As a result of the Revocation Order, if not earlier, the offerings under the Registration Statement have been terminated. In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, Nevada on May 15, 2017.

ALTAIR NANOTECHNOLOGIES INC.

By:	/s/ Guohua Sun
Guohua Sun
Chief Executive Officer
(Principal Executive Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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